ATTACHMENT 1

Initial Statement of Beneficial Ownership
of Securities for Claus Moller

Name of Reporting Person	Claus Moller

Address of Reporting Person	590 Madison Avenue, 25th Floor New York, New York 10022

Date of Event Requiring Statement (Month/Day/Year)	07/17/13

Issuer Name and Ticker Symbol	Blount International, Inc. (BLT)

Relationship of Reporting Person to Issuer	10% Owner

Table I — Non-Derivative Securities Beneficially Owned

Title of Security	Amount of Securities Beneficially Owned	Ownership Form: Direct (D) or Indirect (I)	Nature of Beneficial Ownership
Common Stock	1,297,855	Indirect (I)	By P2 Capital Master Fund I, L.P.
Common Stock	2,168,576	Indirect (I)	By P2 Capital Master Fund VI, L.P.
Common Stock	1,553,598	Indirect (I)	By P2 Capital Master Fund IX, L.P.

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SIGNATURE

After reasonable inquiry and to the best of my knowledge and belief, I certify that the information set forth in this statement is true, complete and correct as of July 26, 2013.

Claus Moller

s/Claus Moller